EXHIBIT 4.4

AMENDMENT NO. 2

Dated as of May 15, 2017

to

CREDIT AGREEMENT

Dated as of December 21, 2015

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of May 15, 2017 by and among ESCO Technologies Inc., a Missouri corporation (the “Company”), ESCO UK Holding Company I Ltd., a company incorporated under the laws of England and Wales (together with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of December 21, 2015 by and among the Company, the Borrowers, the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders and the Administrative Agent (as amended by Amendment No. 1, dated as of September 30, 2016, the “Credit Agreement”; the Credit Agreement, as further amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Administrative Agent hereby agree to enter into this Amendment.

1.             Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, effective as of the date hereof, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)           Section 6.04(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)          (i) Investments made by the Company in or to any Subsidiary and made by any Subsidiary in or to the Company or any other Subsidiary (provided, except as provided in clause (f) below, that the amount of Investments that may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties, shall not exceed the greater of (x) $50,000,000 or (y) 10% of Consolidated Tangible Assets, determined as of the most recent date for which the Company’s Financials have been delivered under Section 5.01(or, if prior to the date of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)); and

(ii)        Investments in the form of intercompany loans made by a Loan Party to one or more Subsidiaries which are not Loan Parties, in an aggregate principal amount not to exceed $50,000,000 (provided that the proceeds of such intercompany loans shall be used exclusively to directly or indirectly (A) fund the purchase price for that certain Acquisition (which shall be a Permitted Acquisition) by 9359-6138 Québec inc., a newly-formed Subsidiary, of assets that comprise the Canadian operations of Morgan Schaffer Inc., and (B) to provide working capital for 9359-6138 Québec inc.

2.             Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received (i) from each Borrower and the Administrative Agent a duly executed counterpart of this Agreement signed on behalf of such party and (ii) from each Subsidiary Guarantor a duly executed counterpart of the Consent and Reaffirmation attached hereto.

(b)           The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ reasonably incurred and properly documented fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsels for the Administrative Agent) in connection with this Amendment and the other Loan Documents, to the extent invoiced prior to the execution of this Amendment.

3.             Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b)           As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect); provided that any such representation or warranty that by its express terms is made as of a specific date is true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) as of such specific date.

4.             Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, and the Obligations shall remain in full force and effect and are hereby ratified and confirmed.

(c)           Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)           This Amendment is a Loan Document.

5.             Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.             Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.             Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ESCO TECHNOLOGIES INC.,
as a Borrower

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Executive Vice President and Chief Financial Officer

ESCO UK HOLDING COMPANY I LTD.,
as a Borrower

By:	/s/ Alyson S. Barclay
Name: Alyson S. Barclay
Title: Director

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Christopher A. Salek
Name: Christopher A. Salek
Title: Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Eric A. Escagne
Name: Eric A. Escagne
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

BMO HARRIS BANK N.A.,
Individually as a Lender and as a Co-Documentation Agent

By:	/s/ Paul Chapman
Name: Paul Chapman
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

SunTrust Bank,
as a Lender

By:	/s/ Shannon Offen
Name: Shannon Offen
Title: Director

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

WELLS FARGO BANK, NA,
as a Lender

By:	/s/ Kelli L. Gilliam
Name: Kelli L. Gilliam
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

Commerce Bank,
as a Lender

By:	/s/ T. William White
Name: T. William White
Title: Senior Vice President, Relationship Manager

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Marcel Fournier
Name: Marcel Fournier
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Caleb A. Shapkoff
Name: Caleb A. Shapkoff
Title: Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Amended and Restated Credit Agreement dated as of December 21, 2015 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among ESCO Technologies Inc. (the “Company”), ESCO UK Holding Company I Ltd., a company incorporated under the laws of England and Wales, the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of May 15, 2017 and is among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement, and all Obligations of the undersigned thereunder, remain in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: May 15, 2017

[Signature Page Follows]

CRISSAIR, INC.

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Vice President

DOBLE ENGINEERING COMPANY

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Vice President

ETS-LINDGREN INC.

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Vice President

ESCO TECHNOLOGIES HOLDING LLC

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Executive Vice President and Chief Financial Officer

PTI TECHNOLOGIES INC.

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Vice President

THERMOFORM ENGINEERED QUALITY LLC

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Vice President

VACCO INDUSTRIES

By:	/s/ Gary E. Muenster
Name: Gary E. Muenster
Title: Vice President

Signature Page to Consent and Reaffirmation to
Amendment No. 2 to Amended and Restated Credit Agreement

ESCO Technologies Inc.